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                                                             PAGE 12 OF 22 PAGES

                                                                       EXHIBIT F

                                 April 17, 1997

Swiss Reinsurance Company
c/o Swiss Re Atrium Corporation
12 East 49th Street
31st Floor
New York, NY  10017

Gentlemen:

Merrill Lynch, Pierce, Fenner & Smith, Inc. (the "Seller") wishes to sell to Swiss Reinsurance Company ("SwissRe") 700,000 shares of common stock, par value $.10 per share (the "Shares"), of Enhance Financial Services Group Inc. (the "Company"), upon the terms and conditions set forth herein. In connection with the sale of the Shares by the Seller to SwissRe, and in order to induce SwissRe to purchase such Shares, and for other good and valuable consideration received by the Company in connection with such purchase, the Company and the Seller have agreed to make the representations, warranties and covenants in favor of SwissRe set forth below.

In furtherance of the foregoing, the Seller and the Company hereby agree with SwissRe as follows:

a. Subject to the terms and conditions set forth herein, Swiss Re shall purchase from the Seller and the Seller shall sell to SwissRe the Shares on the date hereof. The purchase price per share for the Shares is $39.00.

b. On the settlement date for the trade of the Shares purchased herein (which shall be the third business day following the date hereof), the Seller shall transfer and deliver the Shares to a custodian account designated by SwissRe on Schedule A hereto against payment of the purchase price therefor to the account designated by Merrill Lynch on Schedule B hereto.

c.   The Seller hereby represents and warrants for the benefit of SwissRe that:

     1. The sale and delivery of the Shares to SwissRe by the Seller pursuant to this letter agreement will transfer to SwissRe legal and valid title to the Shares, free and clear of all liens, claims, charges, encumbrances and security interests of any kind or nature whatsoever including, without limitation, any restrictions on the voting or transfer thereof.



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                                                             PAGE 13 OF 22 PAGES

     2. The Shares are not "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Act"). The Seller is not acting as an underwriter within the meaning of the Act in connection with the offer and sale of the Shares to SwissRe. The Seller has not obtained the Shares from the Company or any person who is or has been an Affiliate of the Company. For purposes of this letter agreement, the term "Affiliate" means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

     3. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority, or any other person, is required on the part of the Seller, and the Seller is not aware of any such requirement on the part of the Company, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

d. The Company hereby represents, warrants and covenants for the benefit of SwissRe that:

     1. The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.10 per share, of which as of April 16, 1997 18,741,554 shares, including the Shares, are issued and outstanding and 5,000,000 shares of preferred stock, par value $0.01 per share, of which as of the date hereof no such shares are issued and outstanding. All such outstanding shares, including the Shares, are duly authorized, validly issued, fully paid and nonassessable.

     2. All corporate and other action on the part of the Company necessary for the authorization, execution, delivery and performance of this letter agreement has been taken and no other corporate or other action is required to approve the contemplated transactions contemplated hereby. This letter agreement constitutes the legal, valid, binding obligation of the Company enforceable against the Company in accordance with its terms.

     3. The covenants made by the Company in Sections 5.1, 5.2 and 5.3 of that certain Stock Purchase Agreement, dated February 9, 1996 (the "Stock Purchase Agreement"), by and among the Company, The Manufacturers Life Insurance Company, ManuLife (International) Limited and SwissRe, pursuant to which SwissRe acquired 1,000,000 shares of the common stock, par value $.10 per share, of the Company, are hereby made by the Company with respect to the Shares as if such Sections were set forth in full herein, except that any references to "Company Shares," "Seller Shares" or "Shares" (as such terms are defined in the Stock Purchase Agreement) in such Sections shall for purposes of this letter agreement be deemed to refer to the Shares.

     4. No consent, approval or authorization of, or any registration, filing, qualification or declaration with, any federal, state, local or foreign governmental authority, or any other





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                                                             PAGE 14 OF 22 PAGES

         person, is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

e. SwissRe hereby represents, warrants and covenants for the benefit of the Seller and the Company that SwissRe is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of the securities laws of the United States or any state thereof.

f. The Seller shall be liable for and shall hold SwissRe harmless against any transfer, recording, documentary , stamp or similar tax that becomes payable in connection with the transactions contemplated by this letter agreement.

g. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

h. If any provisions of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

i. This letter may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument, and all signatures need not appear on any one counterpart.





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                                                             PAGE 15 OF 22 PAGES

If the terms this letter agreement are acceptable to SwissRe, please so indicate by signing where indicated below whereby this letter agreement will be a binding agreement among the Seller, the Company and SwissRe.

                             Very truly yours,

                             MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH, INC.



                             By:  /s/ George W. Rhyne
                                _____________________________________

                                Name:  George W. Rhyne
                                Title:

                             ENHANCE FINANCIAL SERVICES
                               GROUP INC.



                             By:  /s/ Samuel Bergman
                                _____________________________________

                                Name:  Samuel Bergman
                                Title: Executive Vice President

Agreed to and accepted as of
the date set forth above



SWISS REINSURANCE COMPANY

By:  /s/ Peter P. Hugle
   ____________________________________

    Name:   Peter P. Hugle
    Title:  Member of Executive Board and CIO



By:  /s/ Adrian Sulzer
   ____________________________________

   Name:    Adrian Sulzer
   Title:   Member of Senior management






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                                                             PAGE 16 OF 22 PAGES

                                   Schedule A

                          [SwissRe Account Information]

CITIBANK, N.A.,  New York
ABA # 021000089
Cust # 845457
DTC Clearing: No. 908
Agent Bank # 27602
ID (FIN) # 64292






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                                                             PAGE 17 OF 22 PAGES

                                   Schedule B

                        [Merrill Lynch Wire Instructions]

The Purchase and Sale will settle through Depository Trust Company ("DTC") in book entry form. The DTC instructions for settlement appear below. SwissRe should have on deposit with its custody bank, Citibank, the required amount of US $27,300,000.00, representing 700,000 shares at US $39.00 per share, in same day funds. If the correct funds are on deposit at Citibank, the funds will be transferred through the following DTC account to Merrill Lynch:

                               DTC Account No. 161
                              Account No. 89205C33
                       Name of : Swiss Reinsurance Company



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